Exhibit 99.2

Take-Two Interactive Software, Inc.

6 November 2020

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, DIRECTLY OR INDIRECTLY (IN WHOLE OR IN PART) IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

THIS ANNOUNCEMENT IS NOT AN ANNOUNCEMENT OF A FIRM INTENTION TO MAKE AN OFFER UNDER RULE 2.7 OF THE CITY CODE ON TAKEOVERS AND MERGERS (THE “CODE”) AND THERE CAN BE NO CERTAINTY THAT AN OFFER WILL BE MADE

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

Take-Two Interactive Software, Inc.

Possible Offer for Codemasters Group Holdings plc (“Codemasters”)

NEW YORK – Take-Two Interactive Software, Inc. (NASDAQ: TTWO) (“Take-Two” or the “Company”) notes the announcement by the Board of Codemasters and confirms that it made a proposal to acquire the entire issued share capital of Codemasters at a price of 485 pence per share (the “Possible Offer”), comprising 120 pence per share in cash and 365 pence per share payable in Take-Two shares. The Possible Offer remains conditional on, amongst other things, the completion of confirmatory due diligence and the recommendation of the Board of Codemasters. Take-Two reserves the right to waive any of these requirements.

The Board of Codemasters confirmed on 14 October 2020 to Take-Two and has confirmed today that, in the event that Take-Two announces a firm intention to make an offer pursuant to Rule 2.7 of the UK City Code on Takeovers and Mergers (the “Code”) on the terms set out above, it is the current intention of the Board of Codemasters to recommend unanimously that Codemasters’ shareholders accept the Possible Offer.

Take-Two believes that the combination of Take-Two and Codemasters would bring together two world-class interactive entertainment portfolios, with a highly complementary fit between 2K and Codemasters in the racing genre. Take-Two believes that it can bring benefits to Codemasters performance by leveraging Take-Two global distribution and 2K’s core operating expertise in publishing, including, live operations, analytics, product development, and brand and performance marketing.

In accordance with Rule 2.6(a) of the Code, Take-Two is required, by not later than 5.00 p.m. on 4 December 2020, either to announce a firm intention to make an offer for Codemasters in accordance with Rule 2.7 of the Code or announce that it does not intend to make an offer, in which case the announcement will be treated as a statement to which Rule 2.8 of the Code applies. This deadline can be extended with the consent of the Panel in accordance with Rule 2.6(c) of the Code.

There can be no certainty that any offer will be made.

Whilst discussions are ongoing, there can be no certainty that a firm offer will be made for Codemasters by Take-Two. For the purposes of Rule 2.5 of the Code, Take-Two reserves the right to:

•	reduce the offer consideration by the amount of any dividend or other distribution or return of capital which is paid or becomes payable by Codemasters after the date of this announcement;

•	vary the form of consideration as set out above and/or introduce other forms of consideration such as cash in substitution for all or part of the share consideration; and/or

•

make an offer at any time for less than 485 pence per Codemasters share: (i) with the agreement or recommendation of the Board of Codemasters; (ii) if a third party announces a firm intention to make an offer for Codemasters pursuant to Rule 2.7 of the Code, which at that date is valued at a price lower than 485 pence for each Codemasters share; or (iii) following the announcement by Codemasters of a whitewash transaction pursuant to the Code; and

•	implement the transaction through or together with a subsidiary of Take-Two or a company which will become a subsidiary of Take-Two.

The person responsible for arranging for the release of this announcement on behalf of Take-Two is Daniel P. Emerson, Chief Legal Officer.

Enquiries

Take-Two Interactive Software, Inc.
Investor Relations	+1 646 536 3005
Henry A. Diamond (Henry.Diamond@take2games.com)
Corporate Press	+1 646 536 2983
Alan Lewis (Alan.Lewis@take2games.com)
Goldman Sachs International
Nick Harper	+44 (0) 20 7774 1000
Aaron Siegel	+1 212 902 1000

Information on Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe. We develop and publish products principally through Rockstar Games, 2K, Private Division, and Social Point. Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

Publication on a website

In accordance with Rule 26.1 of the Code, a copy of this announcement will be available at Take-Two’s website (www.take2games.com) by no later than 12 noon (London time) on 9 November 2020. The content of the website referred to in this announcement is not incorporated into and does not form part of this announcement.

Rule 2.9

In accordance with Rule 2.9 of the Code, Take-Two confirms that as at the date of this announcement, it has in issue 137,441,820 shares of common stock, of which 22,420,273 are held in treasury, and 115,021,547 are outstanding. The International Securities Identification Number (ISIN) of the shares is US8740541094.

Goldman Sachs International, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for Take-Two and no one else in connection with the matters referred to in this announcement and will not be responsible to anyone other than Take-Two for providing the protections afforded to clients of Goldman Sachs International, or for providing advice in connection with the matters referred to in this announcement.

Dealing Disclosure Requirements

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.